Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that (i) this statement on Schedule 13G has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: February 10, 2025

Qiming Corporate GP VI, Ltd.

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming Managing Directors Fund VI, L.P.
By: Qiming Corporate GP VI, Ltd., its General Partner

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming GP VI, L.P.
By: Qiming Corporate GP VI, Ltd., its General Partner

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming Venture Partners VI, L.P.
By: Qiming GP VI, L.P., its General Partner
By: Qiming Corporate GP VI, Ltd., General Partner of Qiming GP VI, L.P.

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory